Exhibit 99.1
NEWS RELEASE

Sylvamo Quarterly Results Exceed Outlook

MEMPHIS, Tenn. – Aug. 9, 2024 – Sylvamo (NYSE: SLVM), the world’s paper company, is releasing second quarter 2024 earnings.

Financial Highlights – Second Quarter vs. First Quarter

•Net income of $83 million ($1.98 per diluted share) vs. $43 million ($1.02 per diluted share)
•Adjusted operating earnings1 of $83 million ($1.98 per diluted share) vs. $45 million ($1.07 per diluted share)
•Adjusted EBITDA2 of $164 million (18% margin) vs. $118 million (13% margin)
•Cash provided by operating activities of $115 million vs. $27 million
•Free cash flow3 of $62 million vs. $(33) million

Commercial and Operational Highlights – Second Quarter vs. First Quarter

•Price and mix improved by $26 million due to pulp and paper price realizations in all regions and a better mix in Latin America
•Volume increased by $8 million due to seasonally stronger demand in Latin America
•Operations and other costs improved by $10 million due primarily to solid operations and seasonally lower costs
•Planned maintenance outage expenses increased by $4 million
•Input and transportation costs decreased by $6 million, driven primarily by North America

Third Quarter Outlook

•Adjusted EBITDA of $170 million to $185 million
•Compared to the second quarter:
◦Price and mix are expected to be slightly unfavorable up to $5 million due to mix
◦Volume is projected to increase by $10 million to $15 million, driven by Latin America and North America
◦Operations and other costs are expected to increase by $10 million to $15 million due primarily to higher unabsorbed fixed costs from economic downtime
◦Input and transportation costs are projected to increase by $5 million to $10 million due to fiber in Latin America and energy in North America
◦Total planned maintenance outage expenses are expected to decrease by $28 million

Management Summary from Chairman and Chief Executive Officer Jean-Michel Ribiéras

In the second quarter, price and mix were favorable and input costs largely remained stable compared to last quarter. Uncoated freesheet conditions improved in the first half of the year, with year-over-year demand up in Europe and North America and down slightly in Latin America. After successfully completing our heaviest planned maintenance outage quarter of 2024, we have more than 70% of our annual planned maintenance outages behind us.

On July 31, we refinanced long-term debt to extend our debt maturity profile and take advantage of a favorable financing market. We also sent notice for the redemption of all outstanding 7% notes and will use a new term loan facility with a 2031 maturity to pay for it. Our long-term debt balance remains stable. The terms, conditions and credit spreads are generally consistent with those in place before refinancing. Our strong balance sheet provides us the flexibility to address macro conditions and downside risks while investing in high-return opportunities through the cycle.

We continue to allocate capital to generate long-term shareowner value. This year, we repurchased $30 million of our shares and have $120 million remaining on our $150 million share repurchase authorization from September 2023. Our board of directors declared a 50% dividend increase for the third quarter from $0.30 per share to $0.45 per share, which we paid July 29. This was the third dividend increase in the last two years. As of today, we have distributed $43 million through three quarterly dividends in 2024. We are committed to return at least 40% of our free cash flow to shareowners this year through share repurchases and dividends.

We continue to develop a pipeline of more than $200 million of high-return capital projects, which will allow us to grow our earnings and cash flows as we reinvest in our business in the coming years.

We are making good progress with Project Horizon, our structural cost reduction program to streamline overhead, manufacturing and supply chain costs. Before inflation, we are on target to achieve run rate savings of $110 million by the end of 2024.

1 Adjusted Operating Earnings (non-GAAP) are net income (GAAP), net of tax and net special items. Management uses this measure to focus on ongoing operations and believes it is useful to investors because it enables them to perform meaningful comparisons of past and present combined operating results. The Company believes that using this information, along with net income, provides for a more complete analysis of the results of operations. Net income is the most directly comparable GAAP measure. For more information regarding net special items, see the information under the heading Effects of Net Special Items and the Condensed Consolidated Statement of Operations and related notes included later in this release.

2 Adjusted EBITDA (non-GAAP) is net income (GAAP), net of tax, plus the sum of income taxes, net interest expense (income), depreciation, amortization and cost of timber harvested, stock-based compensation, and, when applicable for the periods reported, net special items. Management uses this measure in managing the operating performance of our business and believes that Adjusted EBITDA and Adjusted EBITDA Margin provide investors and analysts meaningful insights into our operating performance and Adjusted EBITDA is a relevant metric for the third-party debt. The Company believes that using this information, along with net income, provides for a more complete analysis of the results of its operations. Net income is the most directly comparable GAAP measure. For more information regarding net special items, see the information under the heading Effects of Net Special Items and the Condensed Consolidated Statement of Operations and related notes included later in this release.

3 Free Cash Flow is a non-GAAP measure and the most directly comparable GAAP measure is cash provided by operating activities. Management utilizes this measure in connection with managing our business and believes that Free Cash Flow is useful to investors as a liquidity measure because it measures the amount of cash generated that is available, after reinvesting in the business, to maintain a strong balance sheet and service debt, and return cash to shareowners. It should not be inferred that the entire Free Cash Flow amount is available for discretionary expenditures. Free Cash Flow also enables investors to perform meaningful comparisons between past and present periods.

Select Financial Measures

(In millions)	Second Quarter 2024	First Quarter 2024	Second Quarter 2023
Net Sales	$933	$905	$919
Net Income	83	43	49
Business Segment Operating Profit	122	72	82
Adjusted Operating Earnings	83	45	49
Adjusted EBITDA	164	118	124
Cash Provided By Operating Activities	115	27	77
Free Cash Flow	62	(33)	33
Segment Information

Sylvamo uses business segment operating profit to measure the earnings performance of its businesses and is calculated as set forth in footnote (e) under the "Sales and Earnings by Business Segment" table (page 7). Second quarter 2024 net sales by business segment and operating profit by business segment compared with the first quarter of 2024 and the second quarter of 2023 are as follows:

Business Segment Results

(In millions)	Second Quarter 2024	First Quarter 2024	Second Quarter 2023
Net Sales by Business Segment
Europe	$206	$207	$210
Latin America	245	216	250
North America	493	490	474
Inter-segment Sales	(11)	(8)	(15)
Net Sales	$933	$905	$919
Operating Profit by Business Segment
Europe	$8	$(4)	$(11)
Latin America	37	14	48
North America	77	62	45
Business Segment Operating Profit	$122	$72	$82
Operating profits in the second quarter of 2024:
Europe - $8 million compared with $(4) million in the first quarter of 2024. Earnings were higher due to higher price and mix and lower operating and input costs which more than offset higher unabsorbed costs due to economic downtime.
Latin America - $37 million compared with $14 million in the first quarter of 2024. Earnings were higher due to higher price and mix, higher volumes, lower operating costs and lower planned maintenance outages which more than offset higher input costs.
North America - $77 million compared with $62 million in the first quarter of 2024. Earnings were higher due to higher price and mix and lower operating and input costs which more than offset higher planned maintenance outages.

Effective Tax Rate

The reported effective tax rate for the second quarter of 2024 was 27%, compared to 28% for the first quarter of 2024. The higher rate for the first quarter was due to the mix of earnings in our regions.

Excluding net special items, the effective tax rate for the second quarter of 2024 was 27%, compared with 28% for the first quarter of 2024.

The effective tax rate excluding net special items is a non-GAAP financial measure and is calculated by adjusting the income tax provision and rate to exclude the tax effect at the applicable statutory rate of net special items. Management believes that this presentation provides useful information to investors by providing a more meaningful comparison of the income tax rate between past and present periods.

Effects of Net Special Items

Net special items in the second quarter of 2024 amounted to a net after-tax charge of $0 million ($0.00 per diluted share), compared with a net after-tax charge of $2 million ($0.05 per diluted share) in the first quarter of 2024.

Earnings Webcast

The company will host an audio webcast at 10 a.m. EDT / 9 a.m. CDT. All interested parties are invited to listen at investors.sylvamo.com.

Parties who wish to participate should call +1-844-867-6169 (U.S.) or +1-409-207-6975 (international) and use access code 4990882. Participants should call in no later than 9:45 a.m. EDT / 8:45 a.m. CDT.

Replays are available at investors.sylvamo.com for one year and by phone for 90 days, beginning at approximately 2 p.m. EDT / 1 p.m. CDT the day of the call. To listen to the replay by phone, call +1-866-207-1041 (U.S.) or +1-402-970-0847 (international) and use access code 8081310.

Investor Contact: Hans Bjorkman, 901-519-8030, hans.bjorkman@sylvamo.com
Media Contact: Adam Ghassemi, 901-519-8115, adam.ghassemi@sylvamo.com

About Sylvamo

Sylvamo Corporation (NYSE: SLVM) is the world's paper company with mills in Europe, Latin America and North America. Our vision is to be the employer, supplier and investment of choice. We transform renewable resources into papers that people depend on for education, communication and entertainment. Headquartered in Memphis, Tennessee, we employ more than 6,500 colleagues. Net sales for 2023 were $3.7 billion. For more information, please visit Sylvamo.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including the information under the headings "Third Quarter Outlook" and "Management Summary from Chairman and Chief Executive Officer Jean-Michel Ribiéras." Any or all forward-looking statements may turn out to be incorrect, and our actual actions and results could differ materially from what they express or imply, because they involve known and unknown risks, uncertainties and other factors, many of which are beyond our control. These risks, uncertainties, and other factors include those disclosed in the heading "Risk Factors" in our Annual Report on Form 10-K for the year ended Dec. 31, 2023, filed with the U.S. Securities and Exchange Commission (SEC) and in our subsequent filings with the SEC, available on our website, Sylvamo.com. These forward-looking statements reflect our current expectations, and we undertake no obligation to publicly update any forward-looking statements, whether because of new information, future events or otherwise.

SYLVAMO CORPORATION
Condensed Consolidated Statement of Operations
Preliminary and Unaudited
(In millions, except per share amounts)

	Three Months Ended June 30,			Three Months Ended March 31, 2024		Six Months Ended June 30,
	2024		2023			2024		2023
Net Sales	$933		$919	$905		$1,838		$1,860
Costs and Expenses
Cost of products sold	684	(a)	721	716	(c)	1,400		1,390	(e)
Selling and administrative expenses	82	(b)	76	74	(d)	156	(b)	159	(f)
Depreciation, amortization and cost of timber harvested	37		34	39		76		69
Taxes other than payroll and income taxes	8		6	7		15		12
Interest expense (income), net	9		12	9		18		19	(g)
Income Before Income Taxes	113		70	60		173		211
Income tax provision	30		21	17		47		65
Net Income	$83		$49	$43		$126		$146
Earnings Per Share
Basic	$2.02		$1.16	$1.04		$3.06		$3.44
Diluted	$1.98		$1.14	$1.02		$3.00		$3.40
Average Shares of Common Stock Outstanding - Diluted	42		43	42		42		43
The accompanying notes are an integral part of this condensed consolidated statement of operations.

Three Months and Six Months Ended June 30, 2024

(a) Includes pre-tax gain of $1 million ($1 million after taxes) for the three months ended June 30, 2024, to adjust the recognition of a foreign value-added tax refund in Brazil.

(b) Includes pre-tax loss of $1 million ($1 million after taxes) for the three and six months ended June 30, 2024, for certain severance costs related to our salaried workforce and a pre-tax loss of $2 million ($1 million after taxes) for the six months ended June 30, 2024, for integration costs related to the Nymölla acquisition.
Three Months Ended March 31, 2024

(c) Includes pre-tax loss of $1 million ($1 million after taxes) for other charges.

(d) Includes pre-tax loss of $2 million ($1 million after taxes) for integration costs related to the Nymölla acquisition.

Six Months Ended June 30, 2023

(e) Includes incremental expense of $9 million ($7 million after taxes) related to the impact of the step-up of acquired Nymölla inventory sold during the first quarter.

(f) Includes a pre-tax loss of $4 million ($3 million after taxes) for transaction costs related to the Nymölla acquisition and a pre-tax loss of $4 million ($3 million after taxes) for professional and legal fees related to negotiations resulting in a shareholder cooperation agreement.

(g) Includes $9 million ($6 million after taxes) of interest income related to tax settlements and a pre-tax loss of $5 million ($4 million after taxes) related to debt extinguishment costs.

SYLVAMO CORPORATION
Reconciliation of Net Income to Adjusted Operating Earnings
Preliminary and Unaudited
(In millions, except per share amounts)

	Three Months Ended June 30,		Three Months Ended March 31, 2024	Six Months Ended June 30,
	2024	2023		2024	2023
Net Income	$83	$49	$43	$126	$146
Add back: Net special items expense (income)	—	—	2	2	11
Adjusted Operating Earnings	$83	$49	$45	$128	$157

	Three Months Ended June 30,		Three Months Ended March 31, 2024	Six Months Ended June 30,
	2024	2023		2024	2023
Diluted Earnings Per Common Share as Reported	$1.98	$1.14	$1.02	$3.00	$3.40
Add back: Net special items expense (income)	—	—	0.05	0.05	0.25
Adjusted Operating Earnings Per Share	$1.98	$1.14	$1.07	$3.05	$3.65

SYLVAMO CORPORATION
Sales and Earnings by Business Segment
Preliminary and Unaudited
(In millions)
Net Sales by Business Segment

	Three Months Ended June 30,		Three Months Ended March 31, 2024	Six Months Ended June 30,
	2024	2023		2024	2023
Europe	$206	$210	$207	$413	$440
Latin America	245	250	216	461	472
North America	493	474	490	983	979
Inter-segment Sales	(11)	(15)	(8)	(19)	(31)
Net Sales	$933	$919	$905	$1,838	$1,860

Operating Profit by Business Segment

	Three Months Ended June 30,			Three Months Ended March 31, 2024		Six Months Ended June 30,
	2024		2023			2024		2023
Europe	$8		$(11)	$(4)		$4		$12
Latin America	37		48	14		51		94
North America	77		45	62		139		142
Business Segment Operating Profit	$122		$82	$72		$194		$248

Income Before Income Taxes	$113		$70	$60		$173		$211
Interest expense (income), net	9		12	9		18		19	(c)
Net special items expense (income)	—	(a)	—	3	(b)	3	(a)	18	(d)
Business Segment Operating Profit (e)	$122		$82	$72		$194		$248

Three and Six Months Ended June 30, 2024

(a) Includes pre-tax loss of $1 million ($1 million after taxes) for the three and six months ended June 30, 2024, for certain severance costs related to our salaried workforce and a pre-tax loss of $2 million ($1 million after taxes) for the six months ended June 30, 2024, for integration costs related to the Nymölla acquisition. Also includes pre-tax gain of $1 million ($1 million after taxes) for the three months ended June 30, 2024, to adjust the recognition of a foreign value-added tax refund in Brazil.

Three Months Ended March 31, 2024

(b) Includes pre-tax loss of $2 million ($1 million after taxes) for integration costs related to the Nymölla acquisition and pre-tax loss of $1 million ($1 million after taxes) for other charges.

Six Months Ended June 30, 2023

(c) Includes $9 million ($6 million after taxes) of interest income related to tax settlements and a pre-tax loss of $5 million ($4 million after taxes) related to debt extinguishment costs.

(d) Includes pre-tax loss of $4 million ($3 million after taxes) for integration costs related to the Nymölla acquisition, a pre-tax loss of $4 million ($3 million after taxes) for professional and legal fees related to negotiations resulting in a shareholder cooperation agreement and incremental expense of $9 million ($7 million after taxes) related to the impact of the step-up of acquired Nymölla inventory sold during the first quarter.

(e) As set forth in the chart above, business segment operating profit is defined as income before income taxes, but excluding net interest expense (income) and net special items. Business segment operating profit is a measure reported to our management for purposes of making decisions about allocating resources to our business segments and assessing the performance of our business segments.

Reconciliation of Net Income to Adjusted EBITDA and Adjusted EBITDA Margin
Preliminary and Unaudited
(In millions)

	Three Months Ended June 30,		Three Months Ended March 31, 2024	Six Months Ended June 30,
	2024	2023		2024	2023
Net Income	$83	$49	$43	$126	$146
Adjustments:
Income tax provision	30	21	17	47	65
Interest expense (income), net	9	12	9	18	19
Depreciation, amortization and cost of timber harvested	37	34	39	76	69
Stock-based compensation	5	8	7	12	15
Net special items expense (income)	—	—	3	3	18
Adjusted EBITDA	$164	$124	$118	$282	$332
Net Sales	$933	$919	$905	$1,838	$1,860
Adjusted EBITDA Margin	17.6%	13.5%	13.0%	15.3%	17.8%

Adjusted EBITDA and Adjusted EBITDA Margin by Business Segment

	Three Months Ended June 30,		Three Months Ended March 31, 2024	Six Months Ended June 30,
	2024	2023		2024	2023
Adjusted EBITDA
Europe	$17	$(3)	$5	$22	$28
Latin America	55	67	34	89	130
North America	92	60	79	171	174
Total Business Segment Adjusted EBITDA	$164	$124	$118	$282	$332
Net Sales (excluding inter-segment sales eliminations)
Europe	$206	$210	$207	$413	$440
Latin America	245	250	216	461	472
North America	493	474	490	983	979
Total Business Segment Net Sales	$944	$934	$913	$1,857	$1,891
Adjusted EBITDA Margin
Europe	8%	(1)%	2%	5%	6%
Latin America	22%	27%	16%	19%	28%
North America	19%	13%	16%	17%	18%

SYLVAMO CORPORATION
Condensed Consolidated Balance Sheet
Preliminary and Unaudited
(In millions)

	June 30, 2024	December 31, 2023
Assets
Current Assets
Cash and temporary investments	$145	$220
Restricted cash	60	60
Accounts and notes receivable, net	411	428
Contract assets	32	27
Inventories	412	404
Other current assets	40	54
Total Current Assets	1,100	1,193
Plants, Properties and Equipment, Net	955	1,002
Forestlands	346	364
Goodwill	121	139
Right of Use Assets	59	58
Deferred Charges and Other Assets	110	116
Total Assets	$2,691	$2,872
Liabilities and Equity
Current Liabilities
Accounts payable	$389	$421
Notes payable and current maturities of long-term debt	28	28
Accrued payroll and benefits	65	63
Other current liabilities	172	183
Total Current Liabilities	654	695
Long-Term Debt	894	931
Deferred Income Taxes	162	189
Other Liabilities	151	156
Equity
Common stock, $1 par value, 200.0 shares authorized, 44.9 shares and 44.5 shares issued and 41.0 shares and 41.2 shares outstanding at June 30, 2024 and December 31, 2023, respectively	45	45
Paid-In Capital	60	48
Retained Earnings	2,317	2,222
Accumulated Other Comprehensive Loss	(1,397)	(1,256)
	1,025	1,059
Less: Common stock held in treasury, at cost, 3.9 shares and 3.3 shares at June 30, 2024 and December 31, 2023, respectively	(195)	(158)
Total Equity	830	901
Total Liabilities and Equity	$2,691	$2,872

Condensed Consolidated Statement of Cash Flows
Preliminary and Unaudited
(In millions)

	Six Months Ended June 30,
	2024	2023
Operating Activities
Net income	$126	$146
Depreciation, amortization, and cost of timber harvested	76	69
Deferred income tax provision (benefit), net	—	4
Stock-based compensation	12	15
Changes in operating assets and liabilities and other
Accounts and notes receivable	(7)	91
Inventories	(20)	(60)
Accounts payable and accrued liabilities	(26)	(147)
Other	(19)	22
Cash Provided By Operating Activities	142	140
Investment Activities
Invested in capital projects	(113)	(105)
Acquisition of business, net of cash acquired	—	(167)
Cash Provided By (Used for) Investment Activities	(113)	(272)
Financing Activities
Dividends paid	(25)	(21)
Issuance of debt	16	437
Reduction of debt	(54)	(443)
Repurchases of common stock	(30)	(40)
Other	(2)	(6)
Cash Provided By (Used for) Financing Activities	(95)	(73)
Effect of Exchange Rate Changes on Cash	(9)	9
Change in Cash, Temporary Investments and Restricted Cash	(75)	(196)
Cash, Temporary Investments and Restricted Cash
Beginning of the period	280	360
End of the period	$205	$164

SYLVAMO CORPORATION
Reconciliation of Cash Provided by Operations to Free Cash Flow
Preliminary and Unaudited
(In millions)

	Three Months Ended June 30,		Three Months Ended March 31, 2024	Six Months Ended June 30,
	2024	2023		2024	2023
Cash Provided By Operating Activities	$115	$77	$27	$142	$140
Adjustments:
Cash invested in capital projects	(53)	(44)	(60)	(113)	(105)
Free Cash Flow	$62	$33	$(33)	$29	$35

SYLVAMO CORPORATION
Reconciliation of Net Income to Adjusted EBITDA - Third Quarter 2024 Outlook
Estimates
(In millions)

Three Months Ended September 30, 2024

Net Income	$84 - $94
Adjustments:
Income tax provision	33 - 38
Interest expense (income), net	10
Depreciation, amortization and cost of timber harvested	37
Stock-based compensation	6
Adjusted EBITDA	$170 - $185

The non-GAAP financial measures presented in this release have limitations as analytical tools and should not be considered in isolation or as a substitute for an analysis of our results calculated in accordance with GAAP. In addition, because not all companies use identical calculations, the Company’s presentation of non-GAAP measures in this release may not be comparable to similarly titled measures disclosed by other companies, including companies in the same industry as Sylvamo.

Management believes certain non-U.S. GAAP financial measures, when used in conjunction with information presented in accordance with U.S. GAAP, can facilitate a better understanding of the impact of various factors and trends on the Company’s financial condition and results of operations. Management also uses these non-U.S. GAAP financial measures in making financial, operating and planning decisions and in evaluating the Company’s performance.